UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2016

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 – Costs Associated with Exit or Disposal Activities.

On September 22, 2016, LSI Industries Inc. ("LSI" or the "Company") announced that it will close its LSI MidWest Lighting Inc. manufacturing facility in Kansas City, Kansas. The Company expects to record estimated restructuring costs totaling, in the aggregate, between $1,100,000 and $1,300,000 over the first, second and third fiscal quarters.  Restructuring costs primarily include employee-related costs (severance) and the probable impairment of manufacturing equipment and also include plant shut down expenses, expenses related to preparation of the facility for sale, legal expenses, and other related costs.  LSI will also have an additional inventory write-down expense of between $300,000 and $500,000 recorded in the first quarter of fiscal year 2017. The Company owns the facility in Kansas City and expects to realize a gain when the facility is sold.  The Company expects the closure of this facility will result in annual net operating profit improvement and cost savings of approximately $1,400,000, before consideration of the restructuring and inventory write-down expenses.
The Company has also taken recent action to consolidate its small LSI Controls facility in Beaverton, Oregon into other LSI facilities by about September 30, 2016.  The light assembly of products in the Beaverton facility was moved to the Company's Columbus, Ohio facility, and the administrative and engineering functions were moved to an LSI facility in Cincinnati, Ohio.  A restructuring charge of approximately $368,000 is expected to be recorded in the first quarter of fiscal 2017, with the majority of this primarily representing the costs related to the remaining period of the facility's lease and severance costs for employees who formerly worked in the Beaverton facility.  The consolidation of this facility and net reduction of employment is expected to result in annual cost savings of approximately $450,000.
A copy of the press release issued by the Company on September 22, 2016 is filed herewith and incorporated herein by reference.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This report contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Forward-looking statements may be identified by words such as "estimates," "anticipates," "projects," "plans," "expects," "intends," "believes," "seeks," "may," "will," "should" or the negative versions of those words and similar expressions, and by the context in which they are used.  Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made.  Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control.  These risks and uncertainties include, but are not limited to, the impact of competitive products and services, product demand and market acceptance risks, potential costs associated with litigation and regulatory compliance, reliance on key customers, financial difficulties experienced by customers, the cyclical and seasonal nature of our business, the adequacy of reserves and allowances for doubtful accounts, fluctuations in operating results or costs whether as a result of uncertainties inherent in tax and accounting matters or otherwise, unexpected difficulties in integrating acquired businesses, the ability to retain key employees of acquired businesses, unfavorable economic and market conditions, the results of asset impairment assessments, the Company's ability to maintain an effective system of internal control over financial reporting, our ability to remediate any material weaknesses in our internal control over financial reporting and any other risk factors that are identified herein.  Readers  are cautioned to not place undue reliance on these forward-looking statements.  In addition to the factors described in this paragraph, the risk factors identified in LSI's Form 10-K and other filings the Company may make with the SEC constitute risks and uncertainties that may affect the financial performance of the Company and are incorporated herein by reference.  The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable

(d)	Exhibits

Exhibit No.	Description
99.1	LSI Industries Inc. Press Release Dated September 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY:/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
September 23, 2016